Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated February 5, 1998 with respect to the consolidated financial statements and schedules of IDS Life Insurance Company included in Pre-Effective Amendment No. 1 to the Registration Statement (Form S-1, No. 333-42793) and related Prospectus of IDS Life Account MGA for the registration of market value adjusted annuity contract interests to be offered by IDS Life Insurance Company.




Ernst & Young LLP
Minneapolis, Minnesota
April 14, 1998